Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 6.07 Million Tokens, and Total Crypto and Total Cash & Marketable Securities Holdings of $14.3 Billion

Bitmine owns 4.97% of the total ETH coin supply of 122.2 million

Vitalik Buterin, founder of Ethereum, states “I’ve finally made up my mind, ETH is a store of value, ETH is money”

Bitmine is 99% of the way to the ‘Alchemy of 5%’ in just 15 months

Bitmine released Chairman’s Message on October 7 titled “Crypto Bull Underway — This Cycle Likely the Largest”

Bitmine was added to the Russell 1000 Large-cap index on June 26, 2026

Bitmine’s Series A Preferred Stock is trading on the NYSE under the symbol BMNP

Bitmine has 5,227,037 staked ETH, representing $11.7 billion at $2,234 per ETH. MAVAN (Made in America VAlidator Network) is a premier Ethereum staking destination for BMNR and institutional investors

Bitmine owns $75 million of Eightco (NASDAQ: ORBS), now one of the only publicly listed equities in the world to provide investors indirect exposure to OpenAI

Bitmine Crypto + Total Cash Holdings & Marketable Securities + “Moonshots” total $14.3 billion, including 6.07 million ETH tokens, total cash & marketable securities of $475 million, and other crypto holdings

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

NORWALK, CT, November 9, 2026 /PRNewswire/ — (NYSE: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”), a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash & marketable securities + “moonshots” holdings totaling $14.3 billion.

As of November 8, 2026 at 2:00pm ET, the Company’s crypto holdings are comprised of 6,070,092 ETH at $2,234 per ETH (per Coinbase NASDAQ: COIN), 216 Bitcoin (BTC), $180 million stake in Beast Industries, $75 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash & marketable securities of $475 million. Bitmine’s ETH holdings are 4.97% of the ETH supply (of 122.2 million ETH).

“Vitalik Buterin, founder of Ethereum, declared at Devcon 8 in Mumbai, ‘I’ve finally made up my mind, ETH is a store of value, ETH is money.’ This declaration by the founder of Ethereum, in my view, is a seismic shift, clarifying how ETH will capture value in this coming supercycle of tokenization and AI,” stated Thomas “Tom” Lee, Chairman of Bitmine.

“In my opinion, ETH was not a ‘cash flow’ token model, like HYPE or LIT, but rather pristine and trusted collateral, and reflective of how Ethereum is the Layer 1 chosen by the vast majority of financial institutions moving assets onto the blockchain,” continued Lee.

Vitalik further clarified his views with a X.com post (link here) expanding on why he believes “ETH as store of value (SoV).” The 3 reasons he described:

1.	ETH as fee-burning is not as strong “as it seemed;”

2.	Optimizing for fee-burning is not necessarily compatible with decentralization and capture resistance; and

3.	Optimizing for SoV aligns with ETH’s strengths of decentralization and CROPS.

“In other words, ETH as a Store of Value is most consistent with the future roadmap of ETH and also the role ETH will play in the coming super tokenization supercycle,” added Lee.

Source: X.com

Griff Green - griff.eth
@griffgreen

-@VitalikButerin

Pragma

Last edited 1:21 AM · Nov 6, 2026 from Mumbai, India · **168.5K** Views

73 183 866 79

Source: X.com

“Over the past week, we acquired 9,587 ETH. Bitmine’s track record of consistent buying of crypto is unmatched by any public company in the world. Bitmine has bought ETH each week since the inception of the ETH Treasury Strategy on June 30, 2025,” stated Lee.

On October 7, Bitmine released its latest Chairman’s message titled “Crypto Bull Underway — This Cycle Likely the Largest.” The presentation is available at the Bitmine website (presentation link).

Earlier in 2026, Bitmine launched MAVAN (the Made in America VAlidator Network), the institutional-grade staking platform. While MAVAN was originally developed to support Bitmine’s own Ethereum treasury, MAVAN has expanded to serve institutional investors, custodians, and ecosystem partners seeking best-in-class staking infrastructure. A portion of Bitmine’s ETH is already staked on the MAVAN platform.

As of November 8, 2026, Bitmine total staked ETH stands at 5,227,037 ($11.7 billion at $2,234 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the projected ETH staking rewards would be $359 million on an annualized basis, using BMNR’s trailing 7-day staking yield of 2.65% as of November 8, 2026. This compares to annualized staking rewards of $309 million based upon 5.2 million staked ETH (86% of the 6.07 million ETH held by Bitmine),” continued Lee.

Bitmine’s crypto holdings reign as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which reportedly owns 849,327 BTC valued at approximately $69 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine management believes the GENIUS Act and the Securities and Exchange Commission’s (SEC) Project Crypto are as transformational to financial services in 2026 as the U.S. action on August 15, 1971, which ended the Bretton Woods system and took the U.S. dollar off the gold standard 55 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine Immersion Technologies, Inc. (NYSE: BMNR), together with its subsidiaries (“Bitmine” or the “Company”), is a blockchain technology infrastructure company operating across institutional digital asset staking and validation services, bitcoin mining, and strategic digital asset management. As the world’s leading Ethereum Treasury company, it implements an innovative digital asset strategy for institutional investors and public market participants. The Company provides institutional-grade staking and validation infrastructure—through which it earns staking rewards and validation income—alongside bitcoin mining activities. Bitmine holds digital assets strategically, generating yield on those holdings to support liquidity and capital formation. Since 2025, the Company has expanded its blockchain infrastructure capabilities, including developing and deploying MAVAN, its institutional staking and validation platform. The Company’s activities further include investments in early-stage blockchain opportunities (“moonshot” investments) and ancillary mining, hosting, and consulting services.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Cautionary Note on Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that are not purely historical and can generally be identified by terms such as “expects,” “projects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “may,” “will,” “would,” “could,” “should,” “view,” or similar expressions. This press release specifically contains forward-looking statements regarding: (i) the Company’s goal of acquiring 5% of the total ETH supply (the “Alchemy of 5%” initiative); (ii) the Company’s digital asset accumulation and treasury strategy, including statements regarding continued weekly ETH acquisitions and the Company’s status as the largest ETH treasury in the world; (iii) the Company’s staking operations, including projected annualized ETH staking rewards of approximately $359 million at scale and currently projected annualized staking revenues of approximately $309 million based on currently staked ETH; (iv) MAVAN’s expansion to serve institutional investors, custodians, and ecosystem partners; (v) management’s beliefs regarding crypto market conditions, including the views that a crypto bull market is underway and regarding the significance of the market reaction to the Binance theft and the resilience of the crypto industry; (vi) management’s opinion regarding the potential impact of the GENIUS Act and SEC Project Crypto on financial services; and (vii) statements regarding the value of the Company’s crypto, cash, marketable securities, and “moonshot” holdings.

These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause or contribute to such differences include, but are not limited to: the extreme volatility and unpredictability of digital asset prices, including ETH and Bitcoin; the risk that ETH does not achieve or maintain acceptance as a store of value; the Company’s reliance on third-party pricing sources and reported market values, which may fluctuate materially; changes in market conditions affecting the trading price and volume of the Company’s securities; the Company’s ability to successfully execute its digital asset acquisition strategy and achieve its ETH accumulation targets, including the “Alchemy of 5%” goal; the Company’s ability to finance its business operations and MAVAN expansion; operational, security, and technological risks associated with the Company’s staking and validation operations, including network failures, slashing events, cybersecurity breaches (including thefts and exploits of exchanges, custodians and other industry participants), and protocol changes; the risk that actual staking yields and rewards differ materially from projected amounts; competition in the digital asset treasury, staking, and mining industries; the Company’s dependence on key personnel; regulatory developments affecting digital assets, blockchain technology, and staking activities, including the implementation and interpretation of the GENIUS Act, SEC Project Crypto and other proposed legislation or rulemaking; actions by the SEC, CFTC, and other regulatory bodies; risks related to the Company’s “moonshot” investments, including in Eightco Holdings and Beast Industries, and the performance of the underlying companies to which those investments provide indirect exposure; macroeconomic factors, including inflation, interest rates, and general economic conditions; changes to the Ethereum protocol or roadmap; the performance of third-party service providers, exchanges, custodians, and staking partners; and the other risk factors described in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are based on information available to management as of the date of this release and reflect management’s current expectations, estimates, and beliefs concerning future events. Actual results may vary materially from those expressed or implied based on the factors described above and in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on November 21, 2025, the Company’s Quarterly Reports on Form 10-Q, and the Company’s other filings with the SEC, as amended or updated from time to time. Copies of these filings are available at www.sec.gov and at https://Bitminetech.io/investor-relations/. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Bitmine expressly disclaims any obligation to update or revise any forward-looking statements except as required by applicable law.

SOURCE Bitmine Immersion Technologies, Inc.

CONTACT:

Investor Relations

ir@bitminetech.io